STATE of DELAWARE

CERTIFICATE of CORPORATION

A STOCK CORPORATION

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First: The name of this Corporation is Vanport Acquisition III, Corp.

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Second: Is registered office in the State of Delaware is to be located at 1521 Concord Pike #303Street, in the City of Wilmington County of New Castle Zip Code 19803. The registered agent in charge thereof is A Registered Agent INC.

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Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

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Forth: The amount of the total stock of this corporation is authorized to issue is 100,000,000 shares common stock with a par value of  0.0001000000 per share and 20,000,000 shares of preferred stock with a par value of  0.0001000000 per share (number of authorized shares).

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Fifth: The name and mailing address of the incorporator are as follows:

Name: Gregory Wahl

Mailing Address: PO Box 60606

Irvine, CA

Zip Code: 92602

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I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record, this Certificate, and do certify the facts herein stated are true, and I have accordingly hereunto set my hand this 12 day of June, A.D. 2012.

BY: /s/ Gregory Wahl

 (Incorporator)

Name: Gregory Wahl

 (type or print)

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